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                                                                    Exhibit 99.1
                                  PARAVANT INC.
                          EMPLOYEE STOCK PURCHASE PLAN
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                               ARTICLE I - PURPOSE

1.01. Purpose. The Paravant Inc. Employee Stock Purchase Plan is intended to provide a method whereby employees of Paravant Inc. and its Subsidiary Corporations (hereinafter referred to, unless the context otherwise requires, as the "Company") will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

                            ARTICLE II - DEFINITIONS

2.01. "Account" means the separate bookkeeping account(s) which the Committee maintains for an Employee who is participating in the Plan.

2.02. "Base Pay" shall mean regular straight time earnings excluding payments for overtime, shift premium, bonuses and other special payments, commissions and other marketing incentive payments.

2.03. "Committee" shall mean the individuals described in Article X.

2.04. "Common Stock" means the Common Stock, par value $0.015 per share of the Company.

2.05. "Company" means Paravant Inc.

2.06. "Effective Date" means the date as determined in Section 11.08 herein.

2.07. "Employee" means any person employed by the Company.

2.08. "Plan" means the Paravant Inc. Employee Stock Purchase Plan as amended from time to time.

2.09. "Subsidiary Corporation" shall mean any present or future corporation which (i) would be a "subsidiary corporation" of Paravant Inc. as that term is defined in Section 424 of the Code and (ii) is designated as a participant in the Plan by the Committee.

                   ARTICLE III - ELIGIBILITY AND PARTICIPATION

3.01. Initial Eligibility. Any employee who shall have completed ninety (90) days' employment and shall be employed by the Company on the date his participation in the Plan is to become effective shall be eligible to participate in offerings under the Plan which commence on or after such ninety day period has concluded.

3.02. Leave of Absence. For purposes of participation in the Plan, a person on leave of absence shall be deemed to be an employee for the first 90 days of such leave of absence and such employee's employment shall be deemed to have terminated at the close of business on the 90th day of such leave of absence unless such employee shall have returned to regular full-time or part-time employment (as the case may be) prior to the close of business on such 90th day. Termination by the Company of any employee's leave of absence, other than termination of such leave of absence on return to full time or part time employment, shall terminate an employee's employment for all purposes of the Plan and shall terminate such employee's participation in the Plan and right to exercise any option.

3.03. Restrictions on Participation. Notwithstanding any provisions of the Plan to the contrary, no employee shall be granted an option to participate in the
Plan:







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     (a) if, immediately after the grant, such employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any employee); or

     (b) which permits his rights to purchase stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding.

3.04. Commencement of Participation. An eligible employee may become a participant by completing an authorization for a payroll deduction on the form provided by the Company and filing it with the office of the Chief Financial Officer of the Company on or before the date set therefor by the Committee, which date shall be prior to the Offering Commencement Date for the Offering (as such terms are defined below). Payroll deductions for a participant shall commence on the applicable Offering Commencement Date when his authorization for a payroll deduction becomes effective and shall end on the Offering Termination Date of the Offering to which such authorization is applicable unless sooner terminated by the participant as provided in Article VIII.

                             ARTICLE IV - OFFERINGS

4.01. Semiannual Offerings. The Plan will be implemented by semiannual offerings of the Company's Common Stock (the "Offerings") beginning on the 1st day of July, 2001, and on each January 1 and July 1 thereafter until the Plan is amended or terminated as provided in Section 11.05. Each Offering that commences on January 1 shall terminate on the following June 30 of that year and each Offering that commences on July 1 shall terminate on the following December 31 of that year. As used in the Plan, "Offering Commencement Date" means the January 1 or July 1, as the case may be, on which the particular Offering begins and "Offering Termination Date" means the June 30 or December 31 as the case may be, on which the particular Offering terminates.

Prior to each Offering Commencement Date, the Committee shall determine, in its discretion, and shall communicate in writing to participants, the maximum number of shares subject to purchase during the related six-month Offering period; provided, however, that the number of shares subject to purchase in an Offering shall not exceed the maximum number of shares which may be issued under the Plan, as specified in Section 9.01, less the total number of shares purchased under the Plan by participants prior to such Offering.

                         ARTICLE V - PAYROLL DEDUCTIONS

5.01. Amount of Deduction. At the time a participant files his authorization for payroll deduction, he shall elect to have deductions made from his pay on each payday during the time he is a participant in an Offering at the rate of 1, 2, 3, 4, 5, 6, 7, 8, 9 or 10% of his Base Pay in effect at the Offering Commencement Date of such Offering. In the case of a part-time hourly employee, such employee's Base Pay during an Offering shall be determined by multiplying such employee's hourly rate of pay in effect on the Offering Commencement Date by the number of regularly scheduled hours of work for such employee during such Offering.

5.02. Participant's Account. All payroll deductions made for a participant shall be credited to his Account under the Plan. A participant may not make any separate cash payment into such Account except when on leave of absence and then only as provided in Section 5.04.

5.03. Changes in Payroll Deductions. A participant may discontinue his participation in the Plan as provided in Article VIII, but no other change can be made during an Offering and, specifically, a participant may not alter the amount of his payroll deductions for that Offering.

5.04. Leave of Absence. If a participant goes on a leave of absence, such participant shall have the right to elect:

     (a) to withdraw the balance in his or her Account pursuant to Section 7.02;

     (b) to discontinue contributions to the Plan but remain a participant in the Plan; or

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     (c) to remain a participant in the Plan during such leave of absence, authorizing deductions to be made from payments by the Company to the participant during such leave of absence and undertaking to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by the Company to such participant are insufficient to meet such participant's authorized Plan deductions.

                         ARTICLE VI - GRANTING OF OPTION

6.01. Number of Option Shares. On the Commencement Date of each Offering, a participating employee shall be deemed to have been granted an option to purchase a maximum number of shares of the Common Stock of the Company equal to an amount determined as follows:

     an amount equal to (i) that percentage of the employee's base pay which he has elected to have withheld (but not in any case in excess of 10%) multiplied by (ii) the employee's base pay during the period of the Offering (iii) divided by the option price as determined in Section 6.02.

The market value of the Company's Common Stock shall be determined as provided in paragraphs (a) and (b) of Section 6.02 below. An employee's base pay during the period of an Offering shall be determined by multiplying his normal weekly rate of pay (as in effect on the last day prior to the Commencement Date of the particular Offering) by 26 or the participant's hourly rate by 1040; provided that, in the case of a part time hourly employee, the employee's base pay during the period of an Offering shall be determined by multiplying such employee's hourly rate by the number of regularly scheduled hours of work for such employee during such Offering.

6.02. Option Price. The option price of Common Stock purchased with payroll deductions made during such semiannual Offering for a participant therein shall be the lower of:

     (a) 85% of the closing price of the Common Stock on the Offering Commencement Date or the nearest prior business day on which trading occurred on the Nasdaq National Market or the Nasdaq SmallCap Market; or

     (b) 85% of the closing price of the Common Stock on the Offering Termination Date or the nearest prior business day on which trading occurred on the Nasdaq National Market or the Nasdaq SmallCap Market. If the Common Stock of the Company is not admitted to trading on any of the aforesaid dates for which closing prices of the stock are to be determined, then reference shall be made to the fair market value of the stock on that date, as determined on such basis as shall be established or specified for the purpose by the Committee.

                        ARTICLE VII - EXERCISE OF OPTION

7.01. Automatic Exercise. Unless a participant gives written notice to the Company as hereinafter provided, his option for the purpose of stock with payroll deductions made during any Offering will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, for the purchase of the number of shares of Common Stock which the accumulated payroll deductions in his Account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to the employee pursuant to Section 6.01).

7.02. Withdrawal of Account. By written notice to the Chief Financial Officer of the Company, at any time prior to the Offering Termination Date applicable to any Offering, a participant may elect to withdraw all the accumulated payroll deductions in his Account at such time.

7.03. Transferability of Option. During a participant's lifetime, options held by such participant shall be exercisable only by that participant.

7.04 Semi-Annual Statements. As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each participant, as appropriate, a statement detailing the activity of his Account during

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the Offering. The Company will not deliver stock certificates to a participant upon exercise of an option unless he so requests using the forms provided by the Company.

                            ARTICLE VIII - WITHDRAWAL

8.01. In General. As indicated in Section 7.02, a participant may withdraw payroll deductions credited to his Account under the Plan at any time by giving written notice to the Chief Financial Officer of the Company. All of the participant's payroll deductions credited to his Account will be paid to him promptly after receipt of his notice of withdrawal, and no further payroll deductions will be made from his pay during such Offering.

8.02. Effect on Subsequent Participation. A participant's withdrawal from any Offering will not have any effect upon his eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by the Company.

8.03. Termination of Employment. Upon termination of the participant's employment for any reason, including retirement (but excluding death while in the employ of the Company or continuation of a leave of absence for a period beyond 90 days), the payroll deductions credited to his Account will be returned and certificates for Common Stock purchased under the Plan which have not been delivered to the participant as of the date of termination of employment will be delivered to him, or, in the case of his death subsequent to the termination of his employment, to the person or persons entitled thereto under Section 11.01.

8.04. Termination of Employment Due to Death. Upon termination of the participant's employment because of his death, his beneficiary (as defined in Section 11.01) shall have the right to elect, by written notice given to the Chief Financial Officer of the Company prior to the earlier of the Offering Termination Date or the expiration of a period of sixty (60) days commencing with the date of the death of the participant, either:

     (a) to withdraw all of the payroll deductions credited to the participant's Account under the Plan; or

     (b) to exercise the participant's option for the purchase of Common Stock on the Offering Termination Date next following the date of the participant's death for the purchase of the number of shares of Common Stock which the accumulated payroll deductions in the participant's Account at the date of the participant's death will purchase at the applicable option price.

In the event that no such written notice of election shall be duly received by the office of the Chief Financial Officer of the Company, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph (b), to exercise the participant's option.

8.05. Leave of Absence. A participant on leave of absence shall, subject to the election made by such participant pursuant to Section 5.04, continue to be a participant in the Plan so long as such participant is on continuous leave of absence. A participant who has been on leave of absence for more than 90 days and who therefore is not an employee for the purpose of the Plan shall not be entitled to participate in any Offering commencing after the 90th day of such leave of absence. Notwithstanding any other provisions of the Plan, unless a participant on leave of absence returns to regular full time or part time employment with the Company at the earlier of (a) the termination of such leave of absence or (b) three months from the 90th day of such leave of absence, such participant's participation in the Plan shall terminate on whichever of such dates first occurs.

8.06. Payment of Interest. No interest will be paid or allowed on any money paid into the Plan or credited to the Account of any participant employee.

                               ARTICLE IX - STOCK

9.01. Maximum Shares. The maximum number of shares which shall be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 11.04, shall be 350,000 shares. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with Article VI exceeds the maximum number of shares for the applicable Offering, the Company shall make a pro rata

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allocation of the shares available for delivery and distribution in an nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the Account of each participant under the Plan shall be returned to him as promptly as possible.

9.02. Participant's Interest in Option Stock. The participant will have no interest in Common Stock covered by his option until such option has been exercised.

9.03. Registration of Stock. Common Stock purchased by a participant under the Plan will be registered in the name of the participant, or, if the participant so directs by written notice to the Chief Financial Officer of the Company prior to the Offering Termination Date applicable thereto, in the names of the participant and one such other person as may be designated by the participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.

9.04. Restrictions on Exercise. The Board of Directors may, in its discretion, require as conditions to the exercise of any option that the shares of Common Stock reserved for issuance upon the exercise of the option shall have been duly listed, upon official notice of issuance, upon a stock exchange, and that either:

     (a) a Registration Statement under the Securities Act of 1933, as amended, with respect to said shares shall be effective; or

     (b) the participant shall have represented at the time of purchase, in form and substance satisfactory to the Company, that it is his intention to purchase the shares for investment and not for resale or distribution.

                           ARTICLE X - ADMINISTRATION

10.01. Appointment of Committee. The Board of Directors shall appoint a committee (the "Committee") to administer the Plan, which shall consist of no fewer than three members of the Board of Directors.

10.02. Authority of Committee. Subject to the express provisions of the Plan, the Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations deemed necessary or advisable for administering the Plan. The Committee's determination on the foregoing matters shall be conclusive.

10.03. Rules Governing the Administration of the Committee. The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members hall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

                           ARTICLE XI - MISCELLANEOUS

11.01. Designation of Beneficiary. A participant may file a written designation of a beneficiary who is to receive any stock and/or cash. Such designation of beneficiary may be changed by the participant at any time by written notice to the Chief Financial Officer of the Company. Upon the death of a participant and upon receipt by the Company of proof of identity and existence at the participant's death of a beneficiary validly designated by him under the Plan, the Company shall deliver such stock and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such stock and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such stock and/or cash to the spouse or to any one or more dependents of the

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participant as the Company may designate. No beneficiary shall, prior to the death of the participant by whom he has been designated, acquire any interest in the stock or cash credited to the participant under the Plan

11.02. Transferability. Neither payroll deductions credited to a participant's Account nor any rights with regard to the exercise of an option or to receive Common Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 7.02.

11.03. Use of Funds. All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

11.04. Adjustment Upon Changes in Capitalization.

     (a) If, while any options are outstanding, the outstanding shares of Common Stock of the Company have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee in the number and/or kind of shares which are subject to purchase under outstanding options and on the option exercise price or prices applicable to such outstanding options.

     (b) Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all of the property or stock of the Company to another corporation, the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this Section 11.04 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such option might thereafter be entitled to receive.

11.05. Amendment and Termination. The Board of Directors shall have complete power and authority to terminate or amend the Plan; provided, however, that the Board of Directors shall not, without the approval of the stockholders of the Corporation (i) increase the maximum number of shares which may be issued under the Plan (except pursuant to Section 11.04); or (ii) amend the requirements as to the class of employees eligible to purchase stock under the Plan. No termination, modification, or amendment of the Plan may, without the consent of an employee then having an option under the Plan to purchase stock, adversely affect the rights of such employee under such option.

11.06. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law. The terms and conditions of options granted under the Plan to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3 under the Exchange Act. This Plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 under the Exchange Act to qualify for the maximum exemption from

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Section 16 of the Exchange Act with respect to Plan transactions.

11.07. Tax Withholding. At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state or other tax withholding obligations, if any, that arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions attributable to sale or early disposition of Common Stock by the Employee.

11.08. Effective Date. The Plan shall become effective as of July 1, 2001, subject to approval by the shareholders at a special or annual meeting of the shareholders held on or before June 30, 2001. If the Plan is not so approved, the Plan shall not become effective.

11.09. No Employment Rights. Other than as specifically provided herein, the Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

11.10. Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each employee participating in the Plan, including, without limitation, such employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.

11.11. Governing Law. The law of the State of Florida will govern all matters relating to this Plan except to the extent that the laws of the United States supersede such laws.

IN WITNESS WHEREOF, the Company hereby causes this Plan to be executed on this 20th day of June, 2001.

Paravant Inc.


By: /s/ William R. Craven

Print Name: William R. Craven

Title: President and Chief Executive Officer

Approved by the Shareholders on March 22, 2001.




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